FOR IMMEDIATE RELEASE
                                                                    Exhibit 99.1

SERVICEWARE TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND
YEAR END FINANCIAL RESULTS

Company Reports Highest Announced Operating Profit to Date

PITTSBURGH, JAN. 28, 2003 - ServiceWare Technologies, Inc. (OTCBB: SVCW), a leading provider of knowledge-powered customer service and support solutions, today announced results for the fourth quarter and year ended Dec 31, 2003.

For the fourth quarter ended Dec. 31, 2003, ServiceWare reported income from operations of $367,000, its highest announced operating profit to date, an improvement of $2,005,000 over Q4 2002.

ServiceWare reported revenues of $3.6 million for the fourth quarter, up 44.7 percent when compared with the fourth quarter 2002 results of $2.5 million. The net loss for the quarter was down 92 percent to $174,000, or $0.01 per share, which compared to a net loss of $2,192,000 or $0.09 per share reported in the fourth quarter of 2002. The company also reported EBITDA of $503,000 for the quarter. Cash balances increased $245,000 to $1.4 million at Dec. 31, 2003, quarter to quarter.

ServiceWare signed contracts with nine new customers during the quarter, including one of the largest financial institutions in the world; the largest bottled water company in the U.S; Raytheon Company, and Wausau Financial Systems. The company secured add-on business from existing customers, including EDS, Reuters and QUALCOMM, as well as one of the world's largest providers of mutual funds and financial services. Fifteen of ServiceWare's customers signed maintenance renewals.

FOURTH QUARTER HIGHLIGHTS:

_       The company reported revenues of $3.6 million, up 44.7 percent year over year.
_ The company reduced its net loss by 92.1 percent, from $2.2 million or $0.09 a share, to $174,000 or $0.01 per share from Q4 2002 to Q4 2003.
_ The company reported EBITDA of $503,000, its third consecutive EBITDA-positive quarter.
_ The company reported an operating profit of $367,000, an improvement of $2,005,000 over Q4 2002.
_ The company ended the quarter with cash equaling $1.4 million, an increase of $245,000 over Sept. 30, 2003.
_       The company signed contracts with nine new customers during the quarter.
_ Fifteen existing customers signed maintenance renewals during the quarter.
_ The company formed a strategic reseller agreement with Control-F1(TM) Corporation, a leading eSupport software company that provides powerful live and automated remote support capabilities for the enterprise.
_ The company recognized 75 percent of its license revenue during the quarter from new customers and 25 percent from its existing client base.

"This past year was a year of growth and renewal for ServiceWare," said Kent Heyman, president and CEO. "We are thrilled with the progress we have made as a company. We achieved and exceeded our expectations for 2003 by remaining EBIDTA-positive for three consecutive quarters and by reporting our highest income from operations as a public company. We are confident that 2004 will be another outstanding year for the company."

2003 OPERATIONAL HIGHLIGHTS

_ The company signed contracts with 20 new customers during 2003, including GE Medical Systems, National Institutes of Health, and Countrywide Home Loans. The company also secured add-on business from 46 existing customers.

_ ServiceWare continued to expand upon its relationships with strategic partners in 2003. In the third quarter, the company signed a global outsourcing agreement with a Fortune 100 technology company who has selected ServiceWare as their exclusive knowledge management provider.

_ The company hired additional district sales managers and business development managers, as well as a solutions analyst for the southwestern United States, to strengthen its pipeline and bolster its sales presence throughout the United States.

_ The company announced a master distribution agreement with Merlin Information Systems LTD; as a result, ServiceWare International was formed as the principal ServiceWare Technologies international distributor and provided ServiceWare with a sales presence in the U.K.

_ The company announced the embedded integration of its agent-facing ServiceWare Professional(TM) application into major Customer Relationship Management (CRM) applications, eliminating the need for customer service representatives to launch separate knowledge or search applications when answering customer questions in the contact center or help desk

_ The company launched ServiceWare Enterprise(TM) 5.0, its knowledge management solution for customer service and support. The product earned favorable reviews from industry analysts and trade press, including AMR Research, which called the product's release "significant," because of its functionality improvements, new brand, and solid execution.

_ ServiceWare announced the availability of its new mid-market application, ServiceWare Express(TM).

_ The company announced a validated integration with Remedy, a BMC Software company and is now a certified vendor in Remedy's Technology Alliance Program

_ The company announced a strategic partnership with M-Tech Information Technology, a leading provider of identity management solutions.

"In 2003, we continued to manage our expenses while maintaining an investment in R&D," said Scott Schwartzman, CFO and COO of ServiceWare. "In 2003, we reduced our total expenses by 15 percent, or $2.5 million over 2002. We also lowered our net loss by $3.8 million over 2002 and increased our revenue 13.3 percent over 2002. We achieved operating profitability in two of the four quarters in 2003, and expect this upward trend to continue throughout 2004."

2003 FINANCIAL HIGHLIGHTS

_       The company reduced its total expenses by 15 percent or $2.5 million over 2002.
_       The company improved EPS by 57 percent or $0.16.
_ The company lowered net cash used in operating activities by $4.3 million, or 82 percent.
_ Revenues for the year ended Dec. 31, 2003 totaled $11.5 million, compared to $10.2 million for the year ended Dec. 31, 2002.
_ Net loss for year ended Dec. 31, 2003 was $3.0 million, or $0.12 per share, compared with a net loss of $6.8 million, or $0.28 per share for the year ended Dec. 31, 2002.
_ Total operating expenses for the year ended Dec. 31, 2003 totaled $9.3 million, compared to $11.2 million for the year ended Dec. 31, 2002.

ServiceWare will present the fourth quarter and year end 2003 earnings in a teleconference today at 4:30 p.m. ET (1:30 pm PT). Domestic callers can access the teleconference by dialing (800) 915-4836 and giving the company name, "ServiceWare" or over the Internet at http://www.serviceware.com in the Investor Relations area. International callers can access the teleconference by dialing
(973) 317-5319. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available beginning two hours after the call until 11:59 p.m. on Feb. 4, 2004. Domestic callers can access the rebroadcast by dialing (800) 428-6051 and entering the following pass code: 332510. International callers can access the replay by dialing (973) 709-2089 and entering the same pass code.

ABOUT SERVICEWARE TECHNOLOGIES, INC.
ServiceWare Technologies, Inc. is a leading provider of knowledge-powered applications for customer service and IT support. ServiceWare empowers organizations to deliver superior service while reducing costs. ServiceWare's problem resolution software, ServiceWare Enterprise(TM), enables agents and end-users to quickly find accurate and consistent answers to even the most complex problems - in the call center, help desk or via Web self-service. ServiceWare's patented self-learning and -organizing search technology, the Cognitive Processor(R), adapts based on usage. Its easy-to-use knowledge management tools allow agents to access both structured and unstructured knowledge sources and contribute new solutions in the workflow, ensuring a robust knowledge base solution.

Leading organizations have implemented ServiceWare software, including EDS, H&R Block, AT&T Wireless, Cingular Wireless, Fifth Third Bancorp, Green Mountain Energy, Reuters and QUALCOMM. Learn more today by visiting www.serviceware.com or call 1.800.572.5748. Outside North America, call our international office at +(44) 01280.82.6345.

                                       ###

SmartMiner, ServiceWare Enterprise, ServiceWare Express, ServiceWare Self-Service, ServiceWare Agent, ServiceWare Professional, ServiceWare Architect, ServiceWare Administrator, ServiceWare Knowledge Portal and Cognitive Processor are trademarks of ServiceWare Technologies, Inc. All other trademarks are properties of their respective owners.


Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to ServiceWare's plans, prospects, expectations, strategies, intentions, hopes and beliefs are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, risks related to revenue expectations, ServiceWare's software strategy, fluctuations in customer demand, performance of outside distributors and resellers, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, ServiceWare's ability to retain and increase revenue from existing customers and to execute agreements with new customers, unforeseen expenses, ServiceWare's ability to attract and retain qualified personnel and to secure necessary financing for its operations and business development, and other market conditions and risks detailed from time to time in the company's Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.



SERVICEWARE CONTACTS

MEDIA RELATIONS:
Jennifer Bielata
ServiceWare Technologies, Inc.
(412) 826 -1158 x1415
jbielata@serviceware.com

INVESTOR RELATIONS:
CAMERON ASSOCIATES
Lester Rosenkrantz, Al Palombo
(212) 245-8800

                         SERVICEWARE TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                        (Unaudited)
                                                                        December 31,        December 31,
                                                                            2003               2002
                                                                    --------------------------------------
ASSETS
Current assets
    Cash and cash equivalents                                          $         1,438      $       2,461
    Short term investments                                                        -                   514
    Accounts receivable, net                                                     3,348              1,534
    Other current assets                                                           419                363
                                                                    --------------------------------------
Total current assets                                                             5,205              4,872

Non current assets
    Purchased technology, net                                                       33                 83
    Property and equipment, net                                                    522              1,259
    Intangible assets, net                                                        -                   147
    Goodwill                                                                     2,324              2,324
    Other non current assets                                                      -                    50
                                                                    --------------------------------------
Total non current assets                                                         2,879              3,863
                                                                    --------------------------------------
Total assets                                                           $         8,084      $       8,735
                                                                    ======================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
    Revolving line of credit                                           $           250      $         800
    Accounts payable                                                             1,089              1,143
    Accrued compensation and benefits                                              274                160
    Deferred revenue                                                             2,480              2,142
    Convertible debt, net                                                        2,753              1,768
    Other current liabilities                                                      531                543
                                                                    --------------------------------------
Total current liabilities                                                        7,377              6,556
Non current deferred revenue                                                       546                 13
Other non current liabilities                                                       54                 96
                                                                    --------------------------------------
Total liabilities                                                                7,977              6,665

Total shareholders' equity (deficit)                                               107              2,070
                                                                    --------------------------------------
Total liabilities and shareholders' equity                             $         8,084      $       8,735
                                                                    ======================================

                         SERVICEWARE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                          (Unaudited)                                (Unaudited)
                                                For the quarter ended December 31,         For the year ended December 31,
                                                      2003            2002               2003                     2002
------------------------------------------------------------------------------------------------------------------------------
REVENUES
   Licenses                                           $      2,209    $           647        $     4,934     $        3,781
   Services                                                  1,372              1,828              6,577              6,377
                                                 ------------------------------------        ------------------------------
Total revenues                                               3,581              2,475             11,511             10,158

COST OF REVENUES
   Cost of licenses                                             87                160                270                969
   Cost of services                                            629                900              2,923              3,665
                                                 ------------------------------------        ------------------------------
Total cost of revenues                                         716              1,060              3,193              4,634
                                                 ------------------------------------        ------------------------------

GROSS MARGIN                                                 2,865              1,415              8,318              5,524
EXPENSES
   Sales and marketing                                       1,459              1,472              5,116              5,375
   Research and development                                    545                926              1,962              2,899
   General and administrative                                  494                577              2,119              2,964
   Intangible assets amortization                               --                 67                147                346
   Restructuring and other non-recurring charges
        (income)                                                --                 10                (20)              (419)
                                                 ------------------------------------        ------------------------------
   Total operating expenses                                  2,498              3,052              9,324             11,165

LOSS FROM OPERATIONS                                           367             (1,637)            (1,006)            (5,641)
Other (expense) income, net                                   (541)              (555)            (1,973)            (1,184)
                                                 ====================================        ==============================
NET LOSS                                             $        (174)   $        (2,192)       $    (2,979)    $       (6,825)



NET (LOSS) INCOME PER COMMON SHARE, BASIC AND
        DILUTED                                      $       (0.01)   $         (0.09)       $     (0.12)    $        (0.28)
                                                 ====================================        ==============================
SHARES USED IN COMPUTING PER SHARE AMOUNTS                  24,260             24,039             24,198             23,956
                                                 ====================================        ==============================

SERVICEWARE TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP EBITDA CALCULATION
(IN THOUSANDS)




                                        For the quarter ended December 31, 2003





            Net income (loss)                                  (174)

 Add back:  Taxes                                                (4)
            Interest                                             95
            Depreciation                                        151
            Amortization                                        435
                                                        ------------
EBITDA                                                          503
                                                        ============



USE OF NON-GAAP FINANCIAL INFORMATION



The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of ServiceWare's use of a non-GAAP financial measure, EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure and a reconciliation of the two measures. We believe the nearest comparable GAAP measure to EBITDA is Net Income and we have presented a reconciliation of the two measures for the period presented above. The non-GAAP measure we utilize (EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by ServiceWare of EBITDA as both a performance measurement and a measurement of liquidity; (ii) the value of EBITDA as a measure of the company's ability to cover its operating expenses; and (iii) the use of the EBITDA by almost all companies in the technology sector as a measurement of both performance and liquidity.


ServiceWare's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income from operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and ServiceWare's use of it may not be comparable to similarly titled measures employed by other companies in the technology industry.